Exhibit 99.1

Martin van Wyk to Join Ramaco in Critical Minerals Leadership Role

LEXINGTON, Ky., Oct. 6, 2025 /PRNewswire/ -- Ramaco Resources, Inc. (NASDAQ: METC, METCB, “Ramaco” or the “Company”) Ramaco is proud to announce Martin van Wyk has agreed to join Ramaco as Senior Vice President of Critical Minerals Processing, and to relocate from Australia to the United States. With more than 23 years of global experience in mineral processing, hydrometallurgy, and rare earth elements (REEs) flowsheet development, he will help lead the Company’s critical minerals processing development of the Brook Mine Project (Wyoming, U.S.) following his transition to the United States.

Martin van Wyk is a recognized process subject matter expert (SME) in critical minerals and hydrometallurgy, with a strong track record in research, laboratory and pilot-scale test work, and full plant commissioning and operations. His expertise spans a wide range of commodities, including iron ore, magnetite, heavy minerals, lithium, vanadium, zinc, coal, graphite, and uranium. He is highly skilled in geo-metallurgical analysis, process modeling and simulation, and the development of cost-efficient, technically advanced processing solutions.

Van Wyk has already played a pivotal role for Ramaco’s project while working for a leading independent engineering firm. At the Brook Mine he has served as the Process SME and modeler responsible for designing test work, reviewing results, and optimizing flowsheet development. He also coordinated pilot test work with third-party laboratories, finalized process configurations, and developed innovative technologies for rare earth and critical mineral separation.

His work has directly contributed to Ramaco’s innovation program, supporting the development of process engineering solutions for Ramaco deposits and advancing new technologies for the separation of rare earths.

“We are thrilled that Martin has agreed to join Ramaco as our new Senior Vice President of Critical Minerals Processing,” said Randall W. Atkins, Chairman and CEO of Ramaco Resources. “Martin’s depth of experience in rare earth and critical mineral processing is unmatched, and his innovative approach to flowsheet development and process optimization will be instrumental as we advance our commercial critical minerals strategy. His leadership will help position Ramaco at the forefront of sustainable resource development and technological innovation in the sector. We look forward to the impact Martin will have on our team and our future growth.”

“Rare earth elements are critical to our economic and technological future, and Ramaco’s approach at Brook Mine is genuinely groundbreaking,” said Martin van Wyk. “I am truly honored to join such a talented and forward-thinking team, and I look forward to contributing to the success of this pioneering project.”

Prior to joining Ramaco, Van Wyk held senior engineering roles in major projects worldwide, including RockTech Lithium (Germany/Finland), Wave International (Australia), Iluka Resources (Australia), Bureau Veritas (Australia), ProMet Engineers (Australia), Rossing Uranium (Namibia), Anglo American (South Africa), and Exxaro (South Africa). His responsibilities have included process design, flowsheet development, equipment sizing, operational and capital costings, commissioning, and optimization of mineral processing plants.

Martin Van Wyk holds a Master of Engineering in Chemical Engineering and a Post Graduate Certificate in Corrosion Engineering from Curtin University, as well as a Bachelor of Engineering in Metallurgical Engineering from the University of Pretoria.

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 76 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company’s ability to successfully develop the Brook Mine REE/CM project, including whether the Company’s exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.